Exhibit 1.2

Rapport Therapeutics, Inc.

$150,000,000 2.25% Convertible Senior Notes Due 2032

Underwriting Agreement

October 28, 2026

Morgan Stanley & Co. LLC

Leerink Partners LLC

Evercore Group L.L.C.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, MA 02109

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

Rapport Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $150,000,000 principal amount of 2.25% Convertible Senior Notes due 2032 of the Company (the “Firm Securities”) and, at the election of the Underwriters, up to an aggregate of $22,500,000 additional principal amount of the 2.25% Convertible Senior Notes due 2032 (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”). The Securities will be convertible into cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Stock”), or a combination of cash and Underlying Securities, at the Company’s election. The Securities will be issued pursuant to an indenture (the “Base Indenture”), as supplemented by a supplemental indenture (the Base Indenture, as so supplemented, the “Indenture”), in each case, to be dated as of October 30, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Substantially concurrently with the offering of the Securities, the Company will, among other things, issue and sell (i) up to 8,333,334 shares of Stock (the “Shares”) and (ii) pre-funded warrants of the Company to purchase up to an aggregate of 1,190,476 shares of Stock (the “Pre-Funded Warrants” and the shares of Stock underlying such warrants, the “Pre-Funded Warrant Shares”), pursuant to a separate underwriting agreement and separate prospectus supplement, subject to customary closing conditions (such offering, the “Concurrent Offering”). In addition, substantially concurrently with the Concurrent Offering, the Company expects to issue and sell 1,428,571 shares of Stock (the “Private Placement Shares”) in a private placement (the “Concurrent Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to a securities purchase agreement, dated as of the date hereof, the consummation of which is contingent on the closing of the Concurrent Offering. The offering of the Securities is not contingent upon the completion of the Concurrent Offering or the Concurrent Private Placement. Neither the Concurrent Offering nor the Concurrent Private Placement is contingent upon the completion of the offering of the Securities. The Securities are not being offered together with the Shares and Pre-Funded Warrants or the Private Placement Shares.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (File No. 333-294170) in respect of the Firm Securities, Optional Securities and Underlying Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities and Underlying Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities and Underlying Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities and Underlying Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities and Underlying Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary

Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities and Underlying Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(c) For the purposes of this Agreement, the “Applicable Time” is 2:50 a.m., New York time, on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(s) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options, the vesting or settlement, if any, of restricted stock units, or the award, if any, of stock options, restricted stock units, or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of stock upon conversion of the Company’s securities as described in the Pricing Prospectus and the Prospectus or (iii) the issuance and sale of the Shares or Pre-Funded Warrants in the Concurrent Offering and the Private Placement Shares in the Concurrent Private Placement, in each case as described in the Pricing Prospectus and the Prospectus or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement and the Indenture, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company with the Commission on March 10, 2026;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and none of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary;

(j) The Firm Securities and Optional Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, subject to the Enforceability Exceptions (as defined below); the Base Indenture is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); the Indenture will conform in all material respects to the requirements of the Trust Indenture Act; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holders thereof into cash, Underlying Securities, or a combination of cash and Underlying Securities, at the Company’s election, in accordance with the terms of the Securities and the Indenture. A number of Underlying Securities equal to the product of (x) the number of Securities (assuming the Underwriters exercise their option to purchase Optional Securities in full) and (y) the conversion rate for the Securities (assuming the maximum increase to such conversion rate for a conversion of Securities in connection with a “make-whole fundamental change” or a redemption of the Securities) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved for issuance by the Company by all necessary corporate action and such Maximum Number of Underlying Securities, if and when issued upon any conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of such Underlying Securities will be subject to personal liability by reason of being such a holder; and the issuance of such Underlying Securities upon any such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(l) The issue and sale of the Securities, including the issuance and delivery of any Underlying Securities and the payment of any cash due upon conversion thereof, the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, including the issuance and delivery of any Underlying Securities and the payment of any cash due upon conversion thereof, or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption “Material U.S. Federal Income Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(o) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or any of their properties or assets or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any of their properties or assets or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries or any of their properties or assets (or such officer or director), would individually or in the aggregate have a Material Adverse Effect or which are required to be described in the Registration Statement and Prospectus and are not so described; and no such proceedings are threatened or, to the Company’s knowledge, contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(p) The Company is not and, after giving effect to the offering and sale of the Securities, the Shares and Pre-Funded Warrants in the Concurrent Offering and the Private Placement Shares in the Concurrent Private Placement and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act as applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization,

(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and there are no material weaknesses in the Company’s internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law).

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act through June 30, 2026.

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(w) The Company has full right, power and authority to execute and deliver this Agreement and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the Indenture and the consummation by the Company of the transactions contemplated hereby and thereby has been duly and validly taken;

(x) (A) None of the Company or its subsidiaries, or any director or officer thereof, nor, to the knowledge of the Company, any affiliate, employee, or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof), (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, entertainment, other expense or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws (collectively, “Anti-Corruption Laws”); (B) the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Securities hereunder in furtherance of any unlawful expense or any direct or indirect unlawful payment in violation of any Anti-Corruption Laws;

(y) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(aa) (A) None of the Company or any of its subsidiaries, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is a person or entity that is, or is 50% or more owned or, where relevant under applicable Sanctions, controlled by one or more persons or entities that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or located, organized, or resident in a country or territory that is the subject or target of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine (each a “Sanctioned Jurisdiction”)); (B) the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any Sanctioned Jurisdiction or any person or entity, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and (C) the Company and its subsidiaries have not since April 24, 2019 knowingly engaged in, are not now knowingly engaged in and will not engage in any unlawful dealings or transactions with any Sanctioned Jurisdiction or involving any person or entity, that, at the time of such dealing or transaction, is or was the subject or the target of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(bb) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except in the case of any unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly, in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.

(cc) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(dd) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, except as otherwise have been validly waived in connection with the issuance and sale of Securities contemplated hereby and as described in the Pricing Prospectus and Prospectus;

(gg) The Company and its subsidiaries and their respective directors, officers and employees, and to the Company’s knowledge, their respective agents, affiliates and representatives, are, and at all times have been, in compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), the statutes, regulations and directives of applicable federal healthcare programs, including but not limited to Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), any rules and regulations promulgated pursuant to the statutes listed herein, and any other applicable federal, state, or foreign health care laws. The Company is not a party to nor has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. The Company has not received any notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any similar regulatory authority, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any court, arbitrator, governmental or regulatory authority or third party, of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws;

(hh) Each of the Company and its subsidiaries possesses, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by the appropriate governmental authorities, including, without limitation, all Licenses required by the FDA, or any component thereof and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”). All Licenses are in full force and effect and the Company is not in violation of any term or conditions of any License. The Company has not received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company;

(ii) The pre-clinical studies and clinical trials that are described in the Registration Statement, the Pricing Prospectus and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the pre-clinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company, and the results thereof, contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurate and complete in all material respects; the Company is not aware of any other pre-clinical studies or clinical trials, the results of which reasonably call into question the results described in the

Registration Statement, the Pricing Prospectus and the Prospectus; and, other than as disclosed in the Pricing Prospectus, the Company has not received any written notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any pre-clinical studies or clinical trials conducted by or on behalf of the Company;

(jj) Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees, directors, nor to the Company’s knowledge, their agents or clinical investigators, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 42 U.S.C. § 1320a-7 or 21 U.S.C. § 335a;

(kk) The Company and its subsidiaries own, or possess valid and enforceable license rights in, all patents, patent applications, inventions, copyrights and registrations and applications thereof, works of authorship, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names, trade names, software, systems and technology (collectively, “Intellectual Property”) as described in the Registration Statement, the Pricing Prospectus and the Prospectus (collectively, “Company Intellectual Property”). To the Company’s knowledge, the Company and its subsidiaries, and the conduct of their respective businesses and the proposed conduct of their businesses, do not and will not infringe, misappropriate or otherwise violate any Intellectual Property rights of others. Neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Company Intellectual Property and there is no pending or threatened action, suit, proceeding or claim by others (i) challenging the Company’s or its subsidiaries’ rights in or to any Company Intellectual Property, and the Company and its subsidiaries are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (ii) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company and its subsidiaries are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (iii) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Pricing Prospectus or the Prospectus as under development, infringe or violate, any Intellectual Property of third parties, and the Company and its subsidiaries have not received any notice of, and are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company Intellectual Property is enforceable, subsisting and, to the knowledge of Company, valid. To the Company’s knowledge, the Company Intellectual Property is free and clear of all material liens, security interests, or encumbrances, other than non-exclusive licenses granted in the ordinary course of business. To the Company’s knowledge, there are no material defects in any of the patents or patent applications, trademark applications or trademark registration, or copyright registrations included in the Company Intellectual Property. To the Company’s knowledge, there is no infringement, misappropriation or other violation by third parties of any Company Intellectual Property owned by the Company or its subsidiaries. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect, except as would not have a Material Adverse Effect. To the Company’s knowledge, the Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard the Company Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely responding to office actions, complying with the duties of candor and good faith required by the United States Patent and Trademark Office, and the disclosure of any required information, and the execution of appropriate nondisclosure, confidentiality agreements, invention or intellectual property assignments or assignment agreements with their employees, consultants and contractors. To the Company’s knowledge, no employee, consultant or independent contractor of the Company is in or has ever been in violation in any material respect of any term of any invention assignment agreement, non-competition agreement, non-solicitation agreement, or non-disclosure agreement. The Company and each of its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets, including the execution of appropriate nondisclosure and confidentiality agreements;

(ll) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or contractors, except as would not have a Material Adverse Effect;

(mm) (A) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (B) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and (C) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, taken as a whole, be reasonably expected to have a Material Adverse Effect;

(nn) Except as otherwise disclosed in the Registration Statement, the Company has not sold, issued or distributed any shares of its Stock during the six-month period preceding the date of this Agreement, including any sales pursuant to Regulation D or S of the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(oo) All U.S. federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown as due on such returns or U.S. federal income taxes that otherwise have been assessed that are due and payable have been paid, except assessments against which appeals have been promptly taken and as to which adequate reserves have been established in the audited financial statements included or incorporated by reference in the Pricing Prospectus. The Company and each of its subsidiaries have timely filed all other U.S. federal, state, local and foreign tax returns required to be filed through the date of this Agreement, or have requested extensions thereof, and have paid all taxes required to be paid thereon (except where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except as currently being contested in good faith and for which adequate reserves have been established in the audited financial statements included or incorporated by reference in the Pricing Prospectus), no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its subsidiaries and that could reasonably be expected to have) a Material Adverse Effect and no audit or other examination of or with respect to any tax return or taxes of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for an audit or other examination that has not been finally resolved and that in each case could reasonably be expected to have a Material Adverse Effect;

(pp) From the time of filing of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(qq) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases, and any other information technology systems owned, licensed, leased, or otherwise used by the Company, and any such equipment or technology maintained or provided by any third parties to the Company or its subsidiaries (collectively, “IT Systems”) are (A) adequate for, and operate and perform in all material respects as necessary for the uninterrupted operation of the business of the Company and its subsidiaries as currently conducted and as anticipated to be conducted as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and (B) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware, harmful code, or other corruptants. The Company and its subsidiaries have at all times implemented and maintained reasonable and appropriate controls, policies, procedures and safeguards designed to maintain and protect its confidential, proprietary, and sensitive information and the privacy, confidentiality, integrity, availability, continuous operation, redundancy and security of all IT Systems and data (including any and all (A) information that (i) relates to an identified or identifiable individual, or (ii) is defined as “personal information,” “personally identifiable information,” “personal data,” or similar term under applicable Data Protection Requirements (as defined below) (collectively, “Personal Data”), and (B) confidential, sensitive, or proprietary data (collectively “Protected Information”)) used in connection with the business of the Company or its subsidiaries. The Company and its subsidiaries have at all times established and maintained reasonable and appropriate disaster recovery and security plans and procedures for their business, including, without limitation, for the IT Systems and Protected Information. The security programs of the Company and its subsidiaries comply and have at all times complied, in all material respects, with all applicable Data Protection Requirements. There have been no actual or reasonably suspected breaches or attacks involving the accidental, unlawful, or unauthorized destruction of, loss of, alteration of, uses of, or accesses to, any IT Systems or Protected Information (collectively, a “Data Breach”) except for those that have been or are reasonably expected to be remedied without material cost or liability or the duty to notify any other person. There are no Data Breaches under internal review or investigations relating to the same, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of, any fact or circumstance that would reasonably be expected to result in any such Data Breach.

(rr) The Company and its subsidiaries have at all times materially complied with all of the following, as they relate to the protection, collection, use, disclosure, transfer, storage, disposal, confidentiality, integrity, availability, processing, privacy, and security of IT Systems and Personal Data: (A) applicable laws, statutes, regulations, directives, self-regulatory guidelines and standards, in all relevant jurisdictions (including, but not limited to, in each case as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); the United Kingdom General Data Protection Regulation (“UK GDPR”); the final rule promulgated by the U.S. Department of Justice titled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 90 Fed. Reg. 1636

(Jan. 8, 2025) codified at 28 C.F.R. § 202, including any amendments thereto and guidance issued thereunder (together, the “U.S. Data Security Program”); and the California Consumer Privacy Act (“CCPA”)); (B) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority; (C) internal or external policies; and (D) contractual obligations (collectively, “Data Protection Requirements”).

(ss) The Company and its subsidiaries have at all times made all disclosures to, and obtained all consents from, individuals as required by Data Protection Requirements for the Company’s and its subsidiaries’ collection, use, disclosure or other processing of Personal Data. None of such disclosures have been materially inaccurate, deceptive, misleading, incomplete, or in violation of Data Protection Requirements.

(tt) The Company and each of its subsidiaries (A) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, Data Protection Requirements, (B) have no knowledge of any fact or circumstance that would reasonably indicate the Company or one of its subsidiaries is not in compliance with any of the Data Protection Requirements; (C) are not currently participating, in whole or in part, in any investigation, remediation, or other corrective action relating to a violation of any of the Data Protection Requirements; and (D) are not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement.

(uu) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus, and the Prospectus, each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, is not based on or derived from sources that are reliable and accurate in all material respects;

(vv) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ww) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect;

(xx) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(yy) There are no contracts, arrangements or other documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(zz) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(aaa) Neither the Company nor any of its controlled affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Securities;

(bbb) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(ccc) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(ddd) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(eee) None of the issuance, sale and delivery of the Securities or the Maximum Number of Underlying Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, plus accrued interest, if any, from October 30, 2026 to the First Time of Delivery (as defined below) hereunder, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2 plus accrued interest from October 30, 2026 to the Time of Delivery for such Optional Securities, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate Optional Securities in denominations other than $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to $22,500,000 aggregate principal amount of Optional Securities, at the purchase price set forth in the first paragraph of this Section 2. Such option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on October 30, 2026, or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase the Optional Securities, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Morgan Stanley & Co. LLC at DTC. The Company will cause the certificates, if any, representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to each Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”).

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:30 p.m., New York time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof;

to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or the Underlying Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and Underlying Securities issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(d) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(e) Prior to 10:00 a.m., New York time, on the second New York Business Day succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the Underlying Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act, or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities and Underlying Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date of this Agreement and continuing to and including the date 30 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, loan, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Securities to be sold hereunder, the Underlying Securities issuable upon conversion of the Securities, the Shares or Pre-Funded Warrants to be sold in the Concurrent Offering, the Private Placement Shares to be

sold in the Concurrent Private Placement or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C.; provided, however, that the foregoing restrictions shall not apply to (a) the Securities to be sold hereunder, any Underlying Securities issuable upon conversion of the Securities or the Shares and Pre-Funded Warrants, including the Pre-Funded Warrant Shares, to be sold in the Concurrent Offering; (b) shares of Stock or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Stock pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (c) the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (d) the filing of a registration statement on Form S-8 in connection with the registration of shares of Stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors prior to the Applicable Time and as described in the Pricing Disclosure Package; (e) the filing of a prospectus pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act in connection with the Concurrent Offering; (f) the issuance of up to five percent (5%) of the outstanding shares of Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; and (g) the offering and sale of the Private Placement Shares in the Concurrent Private Placement described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that each recipient of any shares of Stock issued or sold pursuant to clause (b), (c), (f) or (g) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as set forth in Annex I hereto;

(h) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that no reports, documents or other information need to be furnished pursuant to this Section 5(h) to the extent that they are available on the Commission’s EDGAR system;

(i) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no reports, documents or other information need to be furnished pursuant to this Section 5(i) to the extent that they are available on the Commission’s EDGAR system.

(j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(k) To reserve and keep available at all times, free of preemptive rights, shares of Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy any obligation to issue shares of its Stock upon conversion of the Securities;

(l) To use its best efforts to effect and maintain the listing of the Maximum Number of Underlying Securities on The Nasdaq Global Market (the “Exchange”);

(m) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(n) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) the last Time of Delivery.

(p) To deliver to each Underwriter (or its agent), on or before the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification;

(q) Neither the Company nor any of its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(r) To indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale, issuance or delivery of the Securities by the Company to the Underwriters and on the execution and delivery of this Agreement;

(s) To prepare a final term sheet related to this offering of Firm Securities and the Concurrent Offering, in a form approved by the Representatives (as set forth in Schedule III hereto) and to file such term sheet pursuant to and within the time required by Rule 433(d) under the Act;

(t) To assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC; and

(u) That no event has occurred that would, if the Securities were outstanding, require an adjustment to the Conversion Rate (as defined in the Indenture) for the Securities pursuant to the terms of the Indenture. During the period beginning from the date hereof and continuing until the latest Time of Delivery, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate (as defined in the Indenture).

6. (a) The Company represents and agrees that, except as set forth on Schedule II(a) and II(c) hereto, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(s) hereof) is listed in Schedule II(a) or II(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission, provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Underlying Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and Underlying Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities, provided, however, that the reasonable and documented fees and disbursements of counsel for the Underwriters related to clauses (iii) and (v) shall not exceed $40,000 in the aggregate; (vi) all fees and expenses in connection with listing the Maximum Number of Underlying Securities on the Exchange; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show; (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (xi) any documentary, stamp, registration or other similar taxes on the sale, issuance and delivery of the Securities to the Underwriters and on the execution and delivery of this Agreement. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on the resale of any of the Securities by them, any advertising expenses connected with any offers they may make and the travel and lodging expenses incurred by representatives of the Underwriters in connection with any road show.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(s) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Goodwin Procter LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) McCarter & English LLP, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, the vesting or settlement of restricted stock units, or the award of stock options, restricted stock units or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus, or the issuance and sale of the Shares or Pre-Funded Warrants in the Concurrent Offering and the Private Placement Shares in the Concurrent Private Placement as described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Indenture, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) There are (and prior to each Time of Delivery, will be) no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) A “Listing of Additional Shares” notification related to the Maximum Number of Underlying Securities shall have been submitted to, and not rejected by, the Exchange;

(k) The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Underwriters;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director and certain stockholders of the Company, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;

(o) The Securities shall be eligible for clearance and settlement through the facilities of DTC; and

(p) At such Time of Delivery, the Underwriters shall have received a certificate of the Secretary of the Company, as to such matters as the Underwriters may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free

Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriters,” and the information contained in the thirteenth paragraph, other than in the third, eighth and tenth sentences thereof, under the caption “Underwriters.”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof: (1) in the case of a civil proceeding (excluding, for the avoidance of doubt, any governmental, regulatory or non-civil proceeding), the indemnifying party shall be entitled to participate in such civil proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the fees and expenses of such counsel related to such civil proceeding, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense of such civil proceeding, the indemnifying party shall not be liable to such indemnified party under such subsection for any reasonable and documented legal expenses of other counsel or any other reasonable and documented expenses, in each case, subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; and (2) in the case of any governmental, regulatory or non-civil proceeding, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such governmental, regulatory or non-civil proceeding and shall pay the fees and disbursements of such counsel related to such governmental, regulatory or non-civil proceeding. In any such action, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Firm Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, broker-dealer, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives (i) in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (ii) in care of Leerink Partners LLC, Attention: Stuart Nayman, Esq., 1301 Avenue of the Americas, 5th Floor, New York, NY 10019; and (iii) in care of Evercore Group L.L.C., 55 East 52nd Street, 35th Floor, New York, NY 10055, Attention: ECM, General Counsel; (B) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Kingsley L. Taft and Stephanie A. Richards; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee, broker-dealer or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (v) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (vi) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature page follows]

Very truly yours,

Rapport Therapeutics, Inc.

By:	/s/ Troy Ignelzi
Name:	Troy Ignelzi
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Kalli Dircks
Name:	Kalli Dircks
Title:	Managing Director

Leerink Partners LLC

By:	/s/ Sean Pitt
Name:	Sean Pitt
Title:	Senior Managing Director

Evercore Group L.L.C.

By:	/s/ Bradley Wolff
Name:	Bradley Wolff
Title:	Senior Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Principal Amount of Firm Securities to be Purchased	Aggregate Principal Amount of Optional Securities to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	$62,070,000	$9,311,000
Leerink Partners LLC	$53,445,000	$8,017,000
Evercore Group L.L.C	$34,485,000	$5,172,000
Total	$150,000,000	$22,500,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Free Writing Prospectus, dated October 27, 2026, relating to the launch press release

Free Writing Prospectus, to be dated October 28, 2026, relating to the pricing press release

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Free Writing Prospectus of the Company, dated October 27, 2026, relating to the pricing term sheet.

(d) Written Testing-the-Waters Communications:

None

SCHEDULE III

Pricing Term Sheet

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Free Writing Prospectus dated October 28, 2026

Relating to Preliminary Prospectus Supplement dated October 27, 2026

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-294170

PRICING TERM SHEET

October 28, 2026

Rapport Therapeutics, Inc.

Offerings of

8,333,334 Shares of Common Stock and Pre-Funded Warrants to Purchase up to 1,190,476

Shares of Common Stock

and

$150,000,000 Aggregate Principal Amount of 2.25% Convertible Senior Notes Due 2032

The information in this pricing term sheet supplements Rapport Therapeutics, Inc.’s (“Rapport”) (i) preliminary prospectus supplement, dated October 27, 2026, as supplemented by the Issuer Free Writing Prospectuses, each dated October 27, 2026 (the “Common Stock Preliminary Prospectus Supplement”), relating to an offering of Common Stock, and in lieu of Common Stock to certain investors that so choose, pre-funded warrants to purchase shares of Common Stock (the “Common Stock Offering”), and (ii) preliminary prospectus supplement, dated October 27, 2026 (the “Convertible Notes Preliminary Prospectus Supplement” and, together with the Common Stock Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), relating to an offering of convertible senior notes (the “Convertible Notes Offering”) and, in each case, the accompanying prospectus, dated March 10, 2026, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). This pricing term sheet supersedes the information in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement, in each case, to the extent inconsistent with the information in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement, respectively. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Common Stock Preliminary Prospectus Supplement, with respect to the Common Stock Offering, and the Convertible Notes Preliminary Prospectus Supplement, with respect to the Convertible Notes Offering, in each case, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to Rapport Therapeutics, Inc. and not to its consolidated subsidiaries and references to “Common Stock” refer to our common stock, par value $0.001 per share. Terms used herein but not defined herein shall have the respective meanings as set forth in the Convertible Notes Preliminary Prospectus Supplement and the Common Stock Preliminary Prospectus Supplement, as applicable. In addition, Rapport has agreed to eliminate the conditional conversion feature of the notes to permit conversions at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, to irrevocably fix the settlement method to physical settlement, and to add a beneficial ownership blocker as described below.

Issuer:	Rapport Therapeutics, Inc.

Ticker/Exchange for Our Common Stock:	“RAPP” / the Nasdaq Global Market.

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Last Reported Sale Price per Share of Our Common Stock on October 27, 2026:	$27.54

Common Stock Offering

Securities:	8,333,334 shares of Common Stock (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares, 9,761,905 shares of Common Stock) and pre-funded warrants to purchase 1,190,476 shares of Common Stock (the “Pre-Funded Warrants”).

Public Offering Price per Share of Common Stock:	$21.00

Offering Size:	Approximately $200.0 million (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock, approximately $230.0 million).

Public Offering Price per Pre-Funded Warrant:	$20.999 per Pre-Funded Warrant, which equals the public offering price per share of Common Stock less the $0.001 per share exercise price of each Pre-Funded Warrant.

Exercise Price per Pre-Funded Warrant:	$0.001 per share of Common Stock, subject to adjustment as described in the Common Stock Preliminary Prospectus Supplement.

Underwriting Discounts:	$1.26 per share of Common Stock or per Pre-Funded Warrant, and approximately $12.0 million in the aggregate (or approximately $13.8 million in the aggregate, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock).

Concurrent Private Placement:	A certain investor has agreed to purchase 1,428,571 shares of Common Stock in a concurrent private placement which is exempt from the registration requirements of the Securities Act at a per share price of $21.00 (the “Concurrent Private Placement”). The consummation of the Concurrent Private Placement is contingent and conditioned upon consummation of the Common Stock Offering and the satisfaction of certain other customary conditions. However, the consummation of the Common Stock Offering and the Convertible Notes Offering is not contingent on the consummation of the Concurrent Private Placement. Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. are acting as placement agents in connection with the Concurrent Private Placement and will receive a placement agent fee equal to 6.0% of the total purchase price of the private placement shares.

Pricing Date:	October 28, 2026

Trade Date:	October 28, 2026

Settlement Date:

October 30, 2026 (T+2)

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly

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agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Use of Proceeds:

We estimate that the net proceeds to us from the Common Stock Offering and the Concurrent Private Placement will be approximately $215.7 million, or approximately $243.9 million if the underwriters of the Common Stock Offering exercise their option to purchase additional shares of Common Stock in full, after deducting the underwriting discounts and commissions, placement agent fees and estimated offering and private placement expenses payable by us.

We currently intend to use the net proceeds from the Common Stock Offering, and, if it is consummated, the Concurrent Private Placement, and if it is consummated, the concurrent Convertible Notes Offering, primarily to fund our ongoing and planned clinical trials advancing RAP-219, for other research and development, and for working capital and general corporate purposes. We also may use a portion of the remaining net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we currently have no agreements or commitments to complete any such transaction.

We believe that the net proceeds from Common Stock Offering, and, if it is consummated, the Concurrent Private Placement, and if it is consummated, the concurrent Convertible Notes Offering, together with our existing cash, cash equivalents and short-term investments, will enable us to fund our operations through the end of 2029. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

See the section titled “Use of Proceeds” in the Common Stock Preliminary Prospectus Supplement for additional information.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Leerink Partners LLC Evercore Group L.L.C. BTIG, LLC Citizens JMP Securities, LLC

CUSIP Number / ISIN for the Common Stock:	75383L102 / US75383L1026

Convertible Notes Offering

Securities:	2.25% Convertible Senior Notes due 2032 (the “notes”).

Offering Size:	$150,000,000 aggregate principal amount of notes (plus up to an additional $22,500,000 aggregate principal amount of notes if the underwriters of the Convertible Notes Offering exercise their over-allotment option in full). The Convertible Note Offering is not contingent on the consummation of the

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Common Stock Offering, and the consummation of the Common Stock Offering is not contingent on the consummation of Convertible Note Offering.

Offering Price:	100% of principal amount per note plus accrued interest, if any, from the expected settlement date.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Underwriting Discount:	3.0% of the principal amount of the notes, and $4.5 million in the aggregate (or approximately $5.2 million in the aggregate, if the underwriters of the Convertible Notes Offering exercise their over-allotment option in full).

Ranking:	Senior unsecured.

Maturity:	December 1, 2032, unless earlier converted, redeemed or repurchased.

Interest and Interest Payment Dates:	2.25% per year. Interest will accrue from October 30, 2026 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2027.

Interest Record Dates:	May 15 and November 15 of each year (whether or not a business day), immediately preceding any June 1 or December 1 interest payment date, as the case may be.

Initial Conversion Rate:	37.3483 shares of our Common Stock per $1,000 principal amount of the notes.

Initial Conversion Price:	Approximately $26.7750 per share of our Common Stock.

Conversion Premium:	Approximately 27.50% above the Public Offering Price per Share of Common Stock in the Common Stock Offering.

Conversion Rights:

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes is initially 37.3483 shares of Common Stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $26.7750 per share of Common Stock), subject to adjustment as described in the Convertible Notes Preliminary Prospectus Supplement.

Notwithstanding the provisions of “Description of Notes—Conversion Rights—Settlement Upon Conversion” in the Convertible Notes Preliminary Prospectus Supplement, which provides that upon conversion, we will satisfy our conversion obligation by paying or delivering, as applicable, cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election, we will elect to irrevocably fix the settlement method to physical settlement in the indenture governing the notes and we will not be required to otherwise notify holders, the trustee or the conversion agent of such election or otherwise post an announcement of such election on our website or issue on a report on Form 8-K (or any successor form) disclosing

7

such irrevocably elected settlement method. As a result, we will satisfy our conversion obligation by delivering shares of our Common Stock, together with cash in lieu of fractional shares, if applicable.

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined under the caption “Description of Notes—Conversion Rights—General” in the Convertible Notes Preliminary Prospectus Supplement), as the case may be, as described under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Limitation on Issuance of Shares of Common Stock upon Conversion:

Notwithstanding anything in the Convertible Notes Preliminary Prospectus Supplement to the contrary, a holder shall not have the right to convert all or any portion of the notes held by such holder, to the extent that immediately prior to, or immediately after giving effect to such conversion by such holder (together with its affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates (such persons, collectively, the “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates and Attribution Parties shall not include the number of shares of Common Stock that would be issuable upon (i) conversion of the non-converted portion of the notes beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any of our other securities, in each case, to the extent subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by each holder that we are not representing to such holder that such calculation is in compliance with Section 13(d) of the Exchange Act and that such holder is solely responsible for any schedules required to be filed in accordance therewith. A determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes hereof, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of our Common Stock as reflected in (i) our most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us setting

8

forth the number of shares of Common Stock outstanding. Upon the written request of a holder, we shall, within one trading day, confirm orally and in writing to such holder the number of shares of our Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of our securities by such holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the holder.

The “Beneficial Ownership Limitation” shall initially be 19.99% of the number of shares of our Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the notes. A holder, upon written notice to us, may increase or, on or prior to the 30th calendar day after the date of the indenture, decrease the Beneficial Ownership Limitation provisions herein applicable to such holder (but not as to any other holder); provided that (x) the Beneficial Ownership Limitation in no event exceeds 19.99% or is set below 4.99%, in each case, of the number of shares of our Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the notes and (y) in connection with our delivery of a notice of redemption, each holder that has previously elected a Beneficial Ownership Limitation below 8.00% will be deemed to have automatically elected a Beneficial Ownership Limitation of 8.00% effective immediately prior to our delivery of such notice of redemption and no holder may decrease its Beneficial Ownership Limitation below 8.00% during the period from delivery of such notice through and including the related redemption date or, if later, the date conversion consideration is required to be delivered for conversions of notes called (or deemed called) for such redemption (such adjustment, an “Automatic Beneficial Ownership Adjustment”). Other than in the case of an Automatic Beneficial Ownership Adjustment, any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to us.

Redemption at Our Option:	We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described in the next succeeding sentence), at our option, on a redemption date on or after the later of (x) December 6, 2030 and (y) 60 days following (A) the reported topline data results, including the primary endpoint(s), following completion of prespecified analyses of the primary endpoint(s) under the respective protocols and statistical analysis plans of the FOCUS 1 and FOCUS 2 clinical trials of RAP-219 in drug resistant focal onset seizures as well as the two planned pivotal trials of RAP-219 in acute bipolar mania, or (B) in the event one or more of these trials is terminated, the reported results of the remaining trials, if any, that are completed, in each case, if the last reported sale price of our Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem less than all the outstanding notes, at least $75.0 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Notwithstanding the foregoing, we may not

9

elect to redeem the notes if such redemption, after taking into account any Automatic Beneficial Ownership Adjustment, would cause any holder that has selected a Beneficial Ownership Limitation below 19.99% and has publicly disclosed its beneficial ownership on Schedule 13D, 13F or 13G (or otherwise provided notice thereof to us), assuming such holder elected to convert all of its notes, to exceed its Beneficial Ownership Limitation. See the caption “Description of Notes—Optional Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Fundamental Change:	If we undergo a “fundamental change” (as defined in the Convertible Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), then, subject to certain conditions and except as described in the Convertible Notes Preliminary Prospectus Supplement, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Convertible Notes Preliminary Prospectus Supplement.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Leerink Partners LLC Evercore Group L.L.C.

Pricing Date:	October 28, 2026.

Trade Date:	October 28, 2026.

Expected Settlement Date:

October 30, 2026 (T+2).

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

CUSIP Number / ISIN for the Notes:	75383L AB8 / US75383LAB80

Listing:	None.

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Use of Proceeds:

We estimate that the net proceeds to us from the Convertible Notes Offering will be approximately $145.0 million, or approximately $166.8 million if the underwriters of the Convertible Notes Offering exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the Convertible Notes Offering, and, if it is consummated, the Concurrent Equity Offering and, if it is consummated, the Concurrent Private Placement, primarily to fund our ongoing and planned clinical trials advancing RAP-219, for other research and development, and for working capital and general corporate purposes. We also may use a portion of the remaining net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we currently have no agreements or commitments to complete any such transaction.

We believe that the net proceeds from Convertible Notes Offering, and, if it is consummated, the Concurrent Private Placement, and if it is consummated, the concurrent Common Stock Offering, together with our existing cash, cash equivalents and short-term investments, will enable us to fund our operations through the end of 2029. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

See the section titled “Use of Proceeds” in the Convertible Notes Preliminary Prospectus Supplement for additional information.

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Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

Holders who convert their notes in connection with a “make-whole fundamental change” (as defined in the Convertible Notes Preliminary Prospectus Supplement) occurring prior to the maturity date or convert their notes called for redemption (or deemed called for redemption) during the related redemption period (as defined in the Convertible Notes Preliminary Prospectus Supplement) may be entitled to an increase in the conversion rate for the notes so surrendered for conversion as set forth in the Convertible Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights-Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price

Effective Date	$21.00	$23.00	$25.00	$26.77	$30.00	$34.81	$50.00	$75.00	$100.00	$125.00	$150.00	$175.00

October 30, 2026	10.2707	8.7117	7.4688	6.5685	5.2793	3.9339	1.8254	0.6720	0.2725	0.1026	0.0266	0.0000
December 1, 2027	10.2707	8.7117	7.4688	6.5245	5.1757	3.7886	1.6824	0.5905	0.2298	0.0813	0.0178	0.0000
December 1, 2028	10.2707	8.7117	7.4324	6.4191	4.9997	3.5688	1.4904	0.4919	0.1822	0.0599	0.0109	0.0000
December 1, 2029	10.2707	8.7117	7.2336	6.1502	4.6583	3.1994	1.2176	0.3697	0.1283	0.0369	0.0035	0.0000
December 1, 2030	10.2707	8.4613	6.7700	5.6022	4.0403	2.5915	0.8442	0.2324	0.0750	0.0170	0.0001	0.0000
December 1, 2031	10.2707	7.7017	5.7616	4.4770	2.8717	1.5645	0.3810	0.1031	0.0315	0.0038	0.0000	0.0000
December 1, 2032	10.2707	6.1299	2.6516	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable.

•

If the stock price is greater than $175.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

•

If the stock price is less than $21.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Convertible Notes Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 47.6190 shares of our Common Stock, subject to adjustment in the same manner as the conversion rate as set forth in the Convertible Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

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We have filed a registration statement (including a prospectus), the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement with the SEC for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Convertible Notes Preliminary Prospectus Supplement, as applicable, and the prospectus in that registration statement and other documents we have filed with the SEC that are incorporated by reference into the Prospectus Supplement or the Convertible Notes Preliminary Prospectus Supplement, as applicable, for more complete information about us and the offerings. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the applicable offering will arrange to send you the Common Stock Preliminary Prospectus Supplement or the Convertible Notes Preliminary Prospectus Supplement, as applicable (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

The information in this pricing term sheet is not a complete description of the Common Stock, the Pre-Funded Warrants, the Common Stock Offering, the Notes or the Convertible Notes Offering. You should rely only on the information contained or incorporated by reference in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Common Stock, the Pre-Funded Warrants or the notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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ANNEX I

FORM OF LOCK-UP AGREEMENT

RAPPORT THERAPEUTICS, INC.

Lock-Up Agreement

Morgan Stanley & Co. LLC

Leerink Partners LLC

Evercore Group L.L.C.

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreements

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, MA 02109

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Re: Rapport Therapeutics, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into (i) an underwriting agreement (the “Equity Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Rapport Therapeutics, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Equity Offering”) of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) an underwriting agreement (the “Debt Underwriting Agreement” and together with the Equity Underwriting Agreement, the “Underwriting Agreements”) on behalf of the Underwriters, providing for a public offering (the “Debt Offering” and together with the Equity Offering, the “Offerings”) of convertible senior notes (the “Notes” and together with the Shares, the “Securities”). The Notes will be convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election. In the event that the Company and the Representatives determine to only commence the Equity Offering, then references herein to the term “Offerings” and “Securities” shall mean the “Equity Offering” and “Shares”, respectively, while if such parties determine to only commence the Debt Offering, then references herein to the term “Offerings” and “Securities” shall mean the “Debt Offering” and “Notes”, respectively.

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In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date of the final prospectuses relating to the Offerings (the “Prospectuses”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except as permitted below.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities

i.	as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes;

ii.	upon death by will, testamentary document or intestate succession;

iii.

if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;

iv.

to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

v.	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above;

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vi.

if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is a subsidiary or an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a disposition, transfer or distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

vii.	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

viii.	to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

ix.

if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Equity Offering or (B) in open market transactions after the closing date of the Equity Offering;

x.

to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement on Form S-3 (the “Registration Statement”), the preliminary prospectuses relating to the Securities included in the Registration Statement immediately prior to the time the Underwriting Agreements are executed and the Prospectuses, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement;

xi.	with the prior written consent of Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. on behalf of the Underwriters; or

xii.

pursuant to a contract, instruction or plan that met the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on the date such contract, instruction or plan was entered into or adopted (a “10b5-1 Plan”); provided that such 10b5-1 Plan was established prior to the execution of this Lock-Up Agreement by the undersigned, the existence and details of such 10b5-1 Plan were communicated to the Representatives and such 10b5-1 Plan will not be amended or otherwise modified during the Lock-Up Period; provided, further, that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such section and the related rules and regulations, that such transfer was pursuant to a 10b5-1 Plan;

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provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (ii), (vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

transfer the undersigned’s Lock-Up Securities to the Company pursuant to an agreement under which the Company has the option to repurchase shares or a right of first refusal with respect to transfer of such shares, provided that no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the circumstances of such transfer or distribution;

(c)

enter into a 10b5-1 Plan under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of the undersigned, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; and

(d)

(i) transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting

17

securities of the Company (or the surviving entity)) and (ii) enter into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with a transaction described in clause (i) above; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Securities the undersigned may purchase in the Offerings.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned now has, and, except as contemplated by clauses (a) and (d) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Offerings a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which for any reason the Underwriting Agreements are terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Securities to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Securities), (ii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreements, that it does not intend to proceed with the Offerings and (iii) November 30, 2026, in the event that the Underwriting Agreements have not been executed by such date.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offerings. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)